Exhibit 99.1 Press Release issued by Rock of Ages Corporation on May 28, 2004.


                                                                    EXHIBIT 99.1

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[GRAPHIC OMITTED] Rock of Ages                        INVESTOR CONTACT:               COMPANY CONTACT:
                                                      Neil G Berkman                  Kurt Swenson
                                                      Berkman Associates              Chairman & CEO
                                                      (310) 277-5162                  (603) 225-8397
                  FOR IMMEDIATE RELEASE               info@BerkmanAssociates.com      www.RockofAges.com




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                            ROCK OF AGES GIVES UPDATE
                             ON EURIMEX ARBITRATION


                CONCORD, NEW HAMPSHIRE, May 28, 2004 . . . ROCK OF AGES CORPORATION (NASDAQ/NMS: ROAC) announced that it has received notice today that the decision of the arbitral tribunal in the Eurimex arbitration has been submitted for review by the International Chamber of Commerce ("ICC"), and that the deadline for issuance by the ICC Court of a final decision in the Eurimex arbitration has been extended from May 31, 2004 until August 31, 2004. The Company said it currently expects to receive a decision well before the August 31 deadline.

                On April 18, 2001, the Company received a Request for Arbitration from its former distributor outside the United States, Eurimex, S.A., in connection with the termination of two distribution agreements for certain of the Company's granite products. The arbitration hearing took place in Luxembourg during the week of May 24, 2003. Since completion of the arbitration hearing, the Company has been awaiting the issuance of the decision. The Company believes that it has established adequate reserves to cover anticipated legal fees and expenses in connection with the review of the decision by its attorneys, but this reserve does not contain any provision for an adverse judgment because it is management's opinion that the Company will prevail in this matter.

                Michael B. Tule, Vice President/General Counsel of the Company said that since the decision has been submitted by the arbitral tribunal to the ICC, according to ICC rules the ICC Court will review the form of the decision and ensure that it is accurate and complete before it is finally issued to the parties. The Company has requested that the ICC expedite the review and issuance of the decision.

           ABOUT ROCK OF AGES

                Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

           FORWARD-LOOKING STATEMENTS

                This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute our strategy to expand our business through acquisitions, opening new stores and maintaining our relationships with independent retailers; changes in demand for the Company's products, product mix, the timing of customer orders and deliveries due to seasonal and other factors; the impact of competitive products and pricing; the loss of key personnel or the inability to attract and retain additional qualified personnel; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances which may take place after the date of this release.


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